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                                                                  Exhibit 16

                                                                 [ANDERSEN LOGO]



Office of the Chief Accountant                         Arthur Andersen LLP
Securities and Exchange Commission                     Republic Centre
450 Fifth Street, NW                                   633 Chestnut Street
Washington, DC 20549                                   Chattanooga TN 37450-1500

                                                       Tel 423 756 5000
                                                       Fax 423 209 2222
                                                       www.andersen.com
May 17, 2002


Dear Sir/Madam:

We have read the first four paragraphs of Item 4 included in the Form 8-K dated May 17, 2002 of U.S. Xpress Enterprises, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP
-----------------------

Copy to:
Mr. Ray M. Harlin, Chief Financial Officer, U.S. Xpress Enterprises, Inc.